Exhibit 99.1

LXP INDUSTRIAL TRUST
TRADED: NYSE: LXP
ONE PENN PLAZA, SUITE 4015
NEW YORK, NY 10119-4015
FOR IMMEDIATE RELEASE

LXP INDUSTRIAL TRUST REPORTS FOURTH QUARTER 2023 RESULTS
New York - February 15, 2024 - LXP Industrial Trust (“LXP”) (NYSE:LXP), a real estate investment trust focused on single-tenant warehouse/distribution real estate investments, today announced results for the fourth quarter and year ended December 31, 2023.
Fourth Quarter 2023 Highlights
•Recorded Net Income attributable to common shareholders of $13.0 million, or $0.04 per diluted common share.
•Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $51.4 million, or $0.17 per diluted common share.
•Increased Industrial Same-Store NOI 4.1% in 2023 compared to the same period in 2022.
•Completed 2.2 million square feet of new leases and lease extensions, raising Industrial Base and Cash Base Rents by 39.4% and 28.4%, respectively (56.1% and 40.6%, respectively excluding fixed-rate renewals).
•Extended the $300.0 million term loan until January 31, 2027.
•Issued $300.0 million aggregate principal amount of 6.75% Senior Notes due 2028.
•Invested an aggregate of $23.9 million in development activities, including $20.7 million in ongoing development projects.
•Placed into service warehouse/distribution facilities containing an aggregate of 1.4 million square feet in three target markets.
•Sold one property for a gross sales price of $18.0 million.

Full Year 2023 Highlights
•Recorded Net Income attributable to common shareholders of $23.9 million, or $0.08 per diluted common share.
•Generated Adjusted Company FFO of $206.2 million, or $0.70 per diluted common share.
•Completed 6.8 million square feet of new leases and lease extensions, raising industrial Base and Cash Base Rents by 40.1% and 27.0%, respectively (52.3% and 37.3%, respectively excluding fixed-rate renewals).
•Industrial Same-Store NOI increased 4.1% in 2023 compared to 2022.
•Acquired one warehouse/distribution facility for $15.0 million.
•Committed to the construction of a 250,000 square foot industrial facility in the Columbus, Ohio market.
•Completed construction of seven warehouse/distribution facilities containing an aggregate of 4.2 million square feet in four target markets.
•Leased four development projects consisting of 1.9 million square feet in four target markets.

•Invested an aggregate of $122.1 million in development activities, including $85.8 million in ongoing development projects.
•Disposed of four properties and a land parcel for an aggregate gross disposition price of $100.2 million.

T. Wilson Eglin, Chairman and Chief Executive Officer of LXP, commented “We had an excellent fourth quarter, highlighted by robust leasing volume. Leasing momentum was strong throughout the year, with 6.8 million square feet leased in 2023 at attractive Base and Cash Base rental increases of approximately 52% and 37%, respectively, excluding fixed-rate renewals, same-store industrial NOI growth of more than 4% and our stabilized industrial portfolio was 100% leased at year-end. We also strengthened our balance sheet, effectively extending debt maturities to 2027. Our last two office properties are under contract for sale, and as we look ahead, we believe we are well positioned for growth driven by average annual fixed rental escalations of 2.6%, rents for leases expiring through 2029 that are currently 23% below market and the lease up of our development pipeline.”

FINANCIAL RESULTS
Revenues
For the quarter ended December 31, 2023, total gross revenues were $83.0 million, compared with total gross revenues of $81.1 million for the quarter ended December 31, 2022. The increase is primarily attributable to revenue from acquisitions, market rent increases and stabilized development projects, which was partially offset by sales.
Net Income Attributable to Common Shareholders
For the quarter ended December 31, 2023, net income attributable to common shareholders was $13.0 million, or $0.04 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2022 of $36.9 million, or $0.13 per diluted share.
Adjusted Company FFO
For the quarter ended December 31, 2023, LXP generated Adjusted Company FFO of $51.4 million, or $0.17 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2022 of $47.9 million, or $0.17 per diluted share.
Dividends/Distributions
As previously announced, during the fourth quarter of 2023, LXP declared its quarterly common share/unit dividend/distribution for the quarter ended December 31, 2023 of $0.13 per common share/unit, which was paid on January 16, 2024 to common shareholders/unitholders of record as of December 29, 2023. LXP previously declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock (“Series C Preferred”) for the quarter ended December 31, 2023, which will be paid on February 15, 2024, to Series C Preferred shareholders of record as of January 31, 2024.

TRANSACTION ACTIVITY

PROPERTY DISPOSITIONS
Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
Owensboro, KY(2)	Other	$18,000	$1,768	$1,898	November	100%
During the fourth quarter, the Palo Alto, CA office property's ground lease expired by its terms and the property was turned over to the ground owner.

1.     Generally, quarterly period prior to sale, annualized.
2.     LXP owned 71.1%.

The above property was sold at GAAP and Cash capitalization rates of 10.3% and 10.5%, respectively. As of December 31, 2023, total consolidated 2023 property disposition volume was $100.2 million at aggregate weighted-average GAAP and Cash capitalization rates of 12.3% and 12.0%, respectively.

Placed in Service Development
Property Type (% owned)	Market	Sq. Ft.	Initial Cost Basis ($000)(1)	Approximate Lease Term (Yrs)	% Leased
Warehouse/Distribution (95%) (2)	Columbus, OH	1,074,840	$64,524	10.0	100%
Warehouse/Distribution (90)%	Greenville/Spartanburg, SC	304,884	21,676	5.0	100%
Warehouse/Distribution(100%)	Central Florida	57,690	7,985	5.0	(3)
		1,437,414	$94,185
1.Initial cost basis excludes certain costs, including lease commissions and developer fee or partner promote, if any.
2.Subsequent to 12/31/2023, acquired the remaining 5% from our joint venture partner.
3.Partial completion of the South Shore development project, representing 23% of the total project square footage.

ONGOING DEVELOPMENT PROJECTS

Project (% owned)	# of Buildings	Market	Estimated Sq. Ft.	Estimated Project Cost(1) ($000)	GAAP Investment Balance as of 12/31/23 ($000)(2)	LXP Amount Funded as of 12/31/23 ($000)(3)	Building Completion Date	% Leased as of 12/31/23	Placed in Service Date
Consolidated:
Development Projects Leased:
Cotton 303 (93%)(4)	1	Phoenix, AZ	488,400	$55,300	$50,716	$44,523	1Q 2024	100%	1Q 2024
	1		488,400	$55,300	$50,716	$44,523
Development Projects Available for Lease:
Ocala (80%)	1	Central Florida	1,085,280	$85,200	$80,184	$70,605	1Q 2023	—%	—
Mt. Comfort (80%)	1	Indianapolis, IN	1,053,360	66,400	64,489	58,736	1Q 2023	—%	—
Smith Farms (90%)	1	Greenville/Spartanburg, SC	1,091,888	76,500	72,411	69,244	2Q 2023	—%	—
South Shore (100%)(5)	2	Central Florida	213,195	33,500	29,739	29,771	2Q 2023 - 3Q 2023	—%	—
ETNA Building D (100%)(6)	1	Columbus, OH	250,020	30,200	21,816	15,928	1Q 2024	—%	—
	6		3,693,743	$291,800	$268,639	$244,284

	7		4,182,143	$347,100	$319,355	$288,807
1.Estimated project cost includes estimated tenant improvements and leasing costs and excludes potential developer fee or partner promote, if any.
2.Excludes leasing costs.
3.Excludes noncontrolling interests' share.

4.Subsequent to December 31, 2023, the property was placed in service.
5.During the fourth quarter of 2023, a 57,690 square foot portion of the project, representing 23% of the total project, was occupied by the tenant and placed in service.
6.During the fourth quarter of 2023, a wholly-owned subsidiary of LXP purchased approximately 14 acres of land and the partially completed leasehold improvements from ETNA Park 70.

LAND HELD FOR INDUSTRIAL DEVELOPMENT

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 12/31/23 ($000)	LXP Amount Funded as of 12/31/23 ($000)(1)
Consolidated:
Reems & Olive (95.5%)(2)	Phoenix, AZ	320	$73,683	$74,308
Mt. Comfort Phase II (80%)	Indianapolis, IN	116	5,328	4,283
ATL Fairburn (100%)	Atlanta, GA	14	1,732	1,751
		450	$80,743	$80,342

Project (% owned)	Market	Approximate Acres	GAAP Investment Balance as of 12/31/23 ($000)	LXP Amount Funded as of 12/31/23 ($000)(1)
Non-consolidated:
ETNA Park 70 (90%)	Columbus, OH	52	$10,320	$13,778
ETNA Park 70 East (90%)	Columbus, OH	21	2,245	2,674
		73	$12,565	$16,452
1.Excludes noncontrolling interests' share.
2.During the fourth quarter of 2023, a perpetual utility easement was granted in exchange for $6.2 million.

LEASING
During the fourth quarter of 2023, LXP executed the following new leases and extensions:

	NEW LEASES - FIRST GENERATION(1)

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Ruskin(2)	FL	01/2029	57,690
2	Plant City	FL	07/2035	180,308

2	TOTAL NEW LEASES - FIRST GENERATION			237,998

	NEW LEASES - SECOND GENERATION(3)

	Location		Lease Expiration Date	Sq. Ft.
	Industrial
1	Pasadena(3)	TX	04/2029	257,835

1	TOTAL NEW LEASES - SECOND GENERATION			257,835

	LEASE EXTENSIONS - SECOND GENERATION

	Location		Prior Term	Lease Expiration Date	Sq. Ft.
	Industrial
1	Monroe	OH	06/2024	06/2026	194,936
2	Cartersville (4)	GA	08/2024	09/2027	119,295
3	Rockford	IL	12/2024	12/2027	93,000
4	Whitestown	IN	03/2024	03/2029	53,240
5	Union City	GA	05/2024	05/2029	370,000
6	Spartanburg	SC	07/2024	07/2029	341,660
7	Northlake	TX	10/2024	10/2034	500,556

7	TOTAL EXTENDED LEASES - SECOND GENERATION				1,672,687

8	TOTAL NEW AND EXTENDED LEASES - SECOND GENERATION				1,930,522
1.No prior leases.
2.Partial completion of the South Shore development project.
3.Vacant property leased.
4.During the fourth quarter of 2023, the tenant exercised its renewal option to extend its lease term for three years but the fair market value rent could not be determined by December 31, 2023.

As of December 31, 2023, LXP's stabilized industrial portfolio was 100% leased. A total of 6.8 million square feet of new and extended industrial leases were entered into in 2023, with Base and Cash Base Rents increasing by 40.1% and 27.0%, respectively, including fixed renewals.
BALANCE SHEET/CAPITAL MARKETS
In November, LXP amended the agreement governing its $300.0 million term loan. The amendment, among other things, extended the maturity of the term loan from January 31, 2025 to January 31, 2027. The Term SOFR portion of the interest rate continues to be swapped to obtain a current fixed rate of 2.722% per annum until January 31, 2025. Subsequent to January 31, 2025, the term loan will bear variable interest at Adjusted Term SOFR plus a spread, currently 100 basis points.
LXP also issued $300.0 million aggregate principal amount of 6.75% Senior Notes due 2028 at an issuance price of 99.423% of the principal amount in November. LXP used the net proceeds and cash on hand to repay amounts outstanding on its unsecured revolving credit facility. The remaining proceeds were invested and will be used to repay the Senior Notes due 2024 before or at maturity, fund development and for general corporate purposes.
As of December 31, 2023, LXP ended the quarter with net debt to Adjusted EBITDA at 6.0x. LXP's total consolidated debt was $1.8 billion at quarter end with 92.8% at fixed rates. The total consolidated debt had a weighted-average term to maturity of 5.8 years and a weighted-average interest rate of 3.9% as of December 31, 2023.

2024 EARNINGS GUIDANCE

LXP estimates that its net income attributable to common shareholders for the year ended December 31, 2024 will be within an expected range of $(0.02) to $0.02 per diluted common share. LXP estimates its Adjusted Company FFO for the year ended December 31, 2024, will be within an expected range of $0.61 to $0.65 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FOURTH QUARTER 2023 CONFERENCE CALL
LXP will host a conference call today February 15, 2024, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2023. Interested parties may participate in this conference call by dialing 1-888-660-6082 (U.S.) or 1-929-201-6604 (All other locations). Access code is 1576583. A replay of the call will be available through May 15, 2024, at 1-800-770-2030 (U.S.) or 1-647-362-9199 (All other locations); pin code for all replay numbers is 1576583. A link to a live webcast of the conference call is available at www.lxp.com within the Investors section.
LXP Industrial Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) focused on single-tenant industrial real estate investments across the United States. LXP seeks to expand its industrial portfolio through acquisitions, build-to-suit transactions, sale-leaseback transactions, development projects and other transactions. For more information, including LXP's Quarterly Supplemental Information package, or to follow LXP on social media, visit www.lxp.com.

Contact:
Investor or Media Inquiries for LXP Industrial Trust:
Heather Gentry, Senior Vice President of Investor Relations
LXP Industrial Trust
Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under LXP's control which may cause actual results, performance or achievements of LXP to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in LXP's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) national, regional and local economic and political climates, (2) the outbreak of highly infectious or contagious diseases, (3) the authorization by LXP's Board of Trustees of future dividend declarations, (4) LXP's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2024, (5) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (6) the failure to continue to qualify as a real estate investment trust, (7) changes in general business and economic conditions, including the impact of any legislation, (8) competition, (9) inflation, increases in real estate construction costs and construction schedule delays, (10) changes in financial markets and interest rates, (11) changes in accessibility of debt and equity capital markets, (12) future impairment charges, and (13) risks related to our investments in our non-consolidated joint ventures. Copies of the periodic reports LXP files with the Securities and Exchange Commission are available on LXP's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe LXP's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, LXP undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that LXP's expectations will be realized.
References to LXP refer to LXP Industrial Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions
LXP has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.
LXP believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating LXP's financial performance or cash flow from operating, investing or financing activities or liquidity.
Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (losses), net, non-cash charges, net, straight-line adjustments, non-recurring charges, the non-cash impact of sales-type leases and adjustments for pro-rata share of non-wholly owned entities. LXP's calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. LXP believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Base Rent: Base Rent is calculated by making adjustments to GAAP rental revenue to exclude billed tenant reimbursements and lease termination income and to include ancillary income. Base Rent excludes reserves/write-offs of deferred rent receivable, as applicable. LXP believes Base Rent provides a meaningful measure due to the net lease structure of leases in the portfolio.

Cash Base Rent: Cash Base Rent is calculated by making adjustments to GAAP rental revenue to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Base Rent excludes billed tenant reimbursements, non-cash sales-type lease income and lease termination income, and includes ancillary income. LXP believes Cash Base Rent provides a meaningful indication of an investments ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash income related to sales-type leases, (6) non-cash interest, (7) non-cash charges, net, (8) capitalized interest and internal costs, (9) cash paid for second generation tenant improvements, and (10) cash paid for second generation lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), LXP believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

First Generation Costs: Represents cash spend for tenant improvements and leasing costs for in-service development projects and expenditures contemplated at acquisition for recently acquired properties. Because all companies do not calculate First Generation Costs the same way, LXP's presentation may not be comparable to similarly titled measures of other companies.

Funds from Operations (“FFO”) and Adjusted Company FFO: LXP believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. LXP believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in value of depreciable real estate held by the entity. The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO.” FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

LXP presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into LXP’s common shares, are converted at the beginning of the period. LXP also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of LXP's real estate portfolio. LXP believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of LXP’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of LXP's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate, (or has generated) divided by the acquisition/completion cost, (or sale price). Stabilized yields assume 100% occupancy and the payment of estimated costs to achieve 100% occupancy including partner promotes, if any.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of LXP's historical or future financial performance, financial position or cash flows. LXP defines NOI as operating revenues (rental income (less GAAP rent adjustments, non-cash income related to sales-type leases and lease termination income, net), and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, LXP's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. LXP believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned, stabilized and included in our portfolio for two comparable reporting periods. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, LXP's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of LXP's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of LXP's financial performance since it does not reflect the operations of LXP's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of LXP's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact LXP's results from operations. LXP believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

Second Generation Costs: Represents cash spend for tenant improvements and leasing costs to maintain revenues at existing properties and are a component of the FAD calculation. LXP believes that second generation building improvements represent an investment in existing stabilized properties.

Stabilized Portfolio: All real estate properties other than acquired or developed properties that have not achieved 90% occupancy within one-year of acquisition or substantial completion. Non-stabilized, substantially completed development projects are classified within investments in real estate under construction. If some portions of a development project are substantially complete and ready for use and other portions have not yet reached that stage, LXP ceases capitalizing costs on the completed portion of the project but continue to capitalize costs for the incomplete portion. When a portion of the development project is substantially complete and ready for its intended use, the project is placed in service and depreciation commences.
# # #

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
Gross revenues:
Rental revenue	$81,894	$79,243	$334,220	$313,992
Other revenue	1,062	1,861	6,283	7,253
Total gross revenues	82,956	81,104	340,503	321,245
Expense applicable to revenues:
Depreciation and amortization	(46,220)	(45,922)	(183,524)	(180,567)
Property operating	(12,717)	(12,647)	(58,394)	(54,870)
General and administrative	(9,468)	(9,621)	(36,334)	(38,714)
Transaction costs	—	(4,121)	(4)	(4,177)
Non-operating income	2,251	582	2,982	935
Interest and amortization expense	(13,887)	(12,659)	(46,389)	(45,417)
Debt satisfaction losses, net	(132)	—	(132)	(119)
Impairment charges	—	(580)	(16,490)	(3,037)
Change in allowance for credit loss	3	(93)	32	(93)
Gains on sales of properties	17,977	6,143	33,010	59,094
Selling profit from sales-type leases	—	37,745	—	47,059
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	20,763	39,931	35,260	101,339
Provision for income taxes	(57)	(151)	(703)	(1,102)
Equity in earnings (losses) of non-consolidated entities	(1,219)	426	1,366	16,006
Net income	19,487	40,206	35,923	116,243
Less net income attributable to noncontrolling interests	(4,886)	(1,733)	(5,540)	(2,460)
Net income attributable to LXP Industrial Trust shareholders	14,601	38,473	30,383	113,783
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(44)	(35)	(230)	(186)
Net income attributable to common shareholders	$12,985	$36,866	$23,863	$107,307
Income per common share – basic:
Net income attributable to common shareholders – per common share basic	$0.04	$0.13	$0.08	$0.38
Weighted-average common shares outstanding – basic	290,420,220	274,928,363	290,245,877	279,887,760
Income per common share – diluted:
Net income attributable to common shareholders – per common share diluted	$0.04	$0.13	$0.08	$0.38
Weighted-average common shares outstanding – diluted	291,325,979	276,118,668	291,193,514	282,473,458

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31,
(Unaudited and in thousands, except share and per share data)

	2023	2022
Assets:
Real estate, at cost	$3,774,239	$3,691,066
Real estate - intangible assets	314,525	328,607
Land held for development	80,743	84,412
Investments in real estate under construction	319,355	361,924
Real estate, gross	4,488,862	4,466,009
Less: accumulated depreciation and amortization	904,709	800,470
Real estate, net	3,584,153	3,665,539
Assets held for sale	9,168	66,434
Right-of-use assets, net	19,342	23,986
Cash and cash equivalents	199,247	54,390
Restricted cash	216	116
Short-term investments	130,140	—
Investment in non-consolidated entities	48,495	58,206
Deferred expenses, net	35,008	25,207
Investment in a sales-type lease, net	63,464	61,233
Rent receivable - current	5,327	3,030
Rent receivable - deferred	80,421	71,392
Other assets	17,794	24,314
Total assets	$4,192,775	$4,053,847

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$60,124	$72,103
Term loan payable, net	296,764	298,959
Senior notes payable, net	1,286,145	989,295
Trust preferred securities, net	127,794	127,694
Dividends payable	39,610	38,416
Liabilities held for sale	417	1,150
Operating lease liabilities	20,233	25,118
Accounts payable and other liabilities	57,981	74,261
Accrued interest payable	11,379	9,181
Deferred revenue - including below market leases, net	9,428	11,452
Prepaid rent	17,443	15,215
Total liabilities	1,927,318	1,662,844

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares,
Series C Cumulative Convertible Preferred, liquidation preference $96,770 and 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 600,000,000 shares 293,449,088 and 291,719,310 shares issued and outstanding in 2023 and 2022, respectively	29	29
Additional paid-in-capital	3,330,383	3,320,087
Accumulated distributions in excess of net income	(1,201,824)	(1,079,087)
Accumulated other comprehensive income	9,483	17,689
Total shareholders’ equity	2,232,087	2,352,734
Noncontrolling interests	33,370	38,269
Total equity	2,265,457	2,391,003
Total liabilities and equity	$4,192,775	$4,053,847

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
EARNINGS PER SHARE
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$12,985	$36,866	$23,863	$107,307

Weighted-average common shares outstanding - basic	290,420,220	274,928,363	290,245,877	279,887,760

Net income attributable to common shareholders - per common share basic	$0.04	$0.13	$0.08	$0.38

Diluted:
Net income attributable to common shareholders - basic	$12,985	$36,866	$23,863	$107,307
Impact of assumed conversions	5	9	(58)	156
Net income attributable to common shareholders	$12,990	$36,875	$23,805	$107,463

Weighted-average common shares outstanding - basic	290,420,220	274,928,363	290,245,877	279,887,760
Effect of dilutive securities:
Unvested share-based payment awards	109,904	354,750	127,251	457,597
Shares issuable under forward sales agreements	—	—	—	1,274,842
Operating Partnership Units	795,855	835,555	820,386	853,259
Weighted-average common shares outstanding - diluted	291,325,979	276,118,668	291,193,514	282,473,458

Net income attributable to common shareholders - per common share diluted	$0.04	$0.13	$0.08	$0.38

LXP INDUSTRIAL TRUST AND SUBSIDIARIES
ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$12,985	$36,866	$23,863	$107,307
Adjustments:
Depreciation and amortization of real estate	45,070	45,125	179,554	177,725
Impairment charges - real estate, including our share of non-consolidated entities	1,369	838	17,859	8,137
Noncontrolling interests - OP units	5	9	(58)	156
Amortization of leasing commissions	1,150	797	3,970	2,842
Joint venture and noncontrolling interest adjustment	7,000	2,527	13,168	11,112
Gains on sales of properties, including our share of non-consolidated entities	(17,978)	(7,759)	(38,796)	(83,562)
FFO available to common shareholders and unitholders - basic	49,601	78,403	199,560	223,717
Preferred dividends	1,572	1,572	6,290	6,290
Amount allocated to participating securities	44	35	230	186
FFO available to all equityholders and unitholders - diluted	51,217	80,010	206,080	230,193
Selling profit from sales-type leases (1)	—	(37,745)	—	(47,059)
Allowance for credit loss	(3)	93	(32)	93
Transaction costs (2)	—	4,121	4	4,177
Debt satisfaction losses, net, including our share of non-consolidated entities	138	1	138	1,615
Other non-recurring costs (3)	—	—	—	2,573
Noncontrolling interest adjustments	—	1,469	1	1,469
Adjusted Company FFO available to all equityholders and unitholders - diluted	51,352	47,949	206,191	193,061

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(1,750)	(2,519)	(9,688)	(11,412)
Lease incentives	125	127	439	518
Amortization of above/below market leases	(449)	(449)	(1,796)	(1,865)
Sales-type lease non-cash income	(574)	(342)	(2,199)	(342)
Non-cash interest	1,028	819	3,487	3,278
Non-cash charges, net	2,195	1,846	8,934	7,483
Capitalized interest and internal costs	(2,842)	(2,549)	(12,002)	(8,014)
Second generation tenant improvements	(982)	(78)	(2,619)	(5,094)
Second generation lease costs	(3,788)	(475)	(5,521)	(2,613)
Joint venture and non-controlling interests adjustment	102	(103)	(569)	(211)
Company Funds Available for Distribution	$44,417	$44,226	$184,657	$174,789

Per Common Share and Unit Amounts
Basic:
FFO	$0.17	$0.28	$0.69	$0.80

Diluted:
FFO	$0.17	$0.28	$0.70	$0.80
Adjusted Company FFO	$0.17	$0.17	$0.70	$0.67

Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	290,420,220	274,928,363	290,245,877	279,887,760
Operating partnership units(4)	795,855	835,555	820,386	853,259
Weighted-average common shares outstanding - basic FFO	291,216,075	275,763,918	291,066,263	280,741,019

Diluted:
Weighted-average common shares outstanding - diluted EPS	291,325,979	276,118,668	291,193,514	282,473,458
Unvested share-based payment awards	—	—	—	17,381
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	296,036,549	280,829,238	295,904,084	287,201,409
(1) Aggregate gains recognized upon entering into a sales-type lease and exercises of tenants' purchase options in leases.
(2) Includes initial direct costs incurred in connection with entering into investments classified as sales-type leases and other acquisition related costs.
(3) Includes strategic alternatives and costs related to shareholder activism.
(4) Includes OP units other than OP units held by us.

LXP INDUSTRIAL TRUST AND CONSOLIDATED SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES

2024 EARNINGS GUIDANCE
	Twelve Months Ended December 31, 2024
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$(0.02)	$0.02
Depreciation and amortization	0.66	0.66
Impact of capital transactions	(0.03)	(0.03)
Estimated Adjusted Company FFO per diluted common share	$0.61	$0.65
(1) Assumes all convertible securities are dilutive.